UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 24, 2021
EVOFEM BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36754	20-8527075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
12400 High Bluff Drive, Suite 600, San Diego, CA 92130
(Address of Principal Executive Offices and Zip Code)
Registrant’s telephone number, including area code
(858) 550-1900
Not applicable.
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	EVFM	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Series A Preferred Stock Purchase Rights, par value $0.0001 per share	N/A	The Nasdaq Stock Market LLC (Nasdaq Capital Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.    Other Events.
On March 24, 2021, Evofem Biosciences, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and Stifel, Nicolaus & Company, Incorporated, as representatives of the several underwriters (collectively, the “Underwriters”), pursuant to which the Company agreed to issue and sell 17,142,857 shares of its common stock, as well as up to 2,571,428 additional shares of its common stock (collectively, the “Shares”) that may be purchased by the Underwriters pursuant to a 30-day option granted to the Underwriters by the Company (the “Offering”). All Shares will be offered and sold in the Offering at the public offering price of $1.75 per share and will be purchased by the Underwriters from the Company at a price of $1.63625 per share. The net proceeds from the Offering, after deducting the Underwriters’ discount and other estimated offering expenses payable by the Company, are expected to be approximately $27.8 million (or approximately $32.0 million if the Underwriters exercise their option to purchase additional Shares in full).
Any Shares offered and sold in the Offering will be issued pursuant to the Company’s registration statement on Form S-3 filed with the Securities and Exchange Commission (the “SEC”) on March 4, 2021 and declared effective on March 11, 2021 (the “Registration Statement”), as supplemented by the prospectus supplement dated March 24, 2021 relating to the Offering and filed with the SEC on March 24, 2021 and a final prospectus supplement dated March 24, 2021.
The Underwriting Agreement contains customary representations, warranties and covenants by the Company, customary indemnification obligations of the Company and the Underwriters and other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of the Underwriting Agreement and as of specific dates, were solely for the benefit of the parties to the Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement.
The Underwriting Agreement is filed as Exhibit 1.1 hereto, and the description of the terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. The opinion of the Company’s counsel regarding the validity of the Shares is filed as Exhibit 5.1 hereto.
Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of March 24, 2021, among Evofem Biosciences, Inc., Morgan Stanley & Co. LLC and Stifel, Nicolaus & Company, Incorporated.
5.1	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
23.1	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in Exhibit 5.1).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVOFEM BIOSCIENCES, INC.

Date: March 25, 2021	By:	/s/ Justin J. File
Justin J. File Chief Financial Officer